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                                                                     EXHIBIT 3.2


                                                   - As Amended January 27, 2000




                                     BYLAWS

                                       OF

                                 SOUTHDOWN, INC.


                                    ARTICLE I

                                  Shareholders

Section 1 - Place of Holding Meetings

All meetings of the shareholders shall be held at the principal business office of the corporation in New Orleans, Louisiana, or at such other place as may be specified in the notice of the meeting.

Section 2 - Annual Election of Directors

An annual meeting of shareholders for the election of directors shall be held in each calendar year on such date as the board of directors may determine but not later than 18 months after the date of the annual meeting held the preceding year, at such time as may be specified in the notice of the meeting.

Section 3 - Voting

(a) On demand of any shareholder, the vote for directors, or on any questions before a meeting, shall be by ballot. All elections shall be had by plurality, and all questions decided by majority, of the votes cast, except as otherwise provided by the articles or by law.

(b) At each meeting of shareholders, a list of the shareholders entitled to vote, arranged alphabetically and certified by the transfer agent, showing the number and class of shares held by each such shareholder on the record date for the meeting, shall be produced on the request of any shareholder.

(c) The date and time of the opening and the closing of the polls for each matter on which the shareholders will vote at any meeting of the shareholders shall be announced at the meeting by the chairman of the meeting. The Board of Directors of the corporation (or any committee designated by it for that purpose) may, to the extent not prohibited by law, adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders as it may deem appropriate or convenient. Except to the extent inconsistent



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         with such rules, regulations and procedures as adopted by the Board of
         Directors or any such committee, the chairman of any meeting has the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman, are appropriate or convenient for the conduct of any meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or any such committee or prescribed by the chairman of any meeting, may, to the extent not prohibited by law, include, without limitation, establishment of the following: (1) an agenda or order of business for the meeting; (2) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants at the meeting. Unless, and to the extent, determined by the Board of Directors, by a duly appointed committee or by the chairman of the meeting, meetings of shareholders are not required to be held in accordance with the rules of parliamentary procedure.

Section 4 - Quorum

Except as provided herein, any number of shareholders, together holding at least a majority of the outstanding shares entitled to vote thereat, who are present in person or represented by proxy at the meeting, constitute a quorum for the transaction of business despite the subsequent withdrawal or refusal to vote of any shareholder. If notice of any meeting is mailed to the shareholders entitled to vote at the meeting, stating the purpose or purposes of the meeting and that the previous meeting failed for lack of a quorum, then any number shareholders, present in person or represented by proxy and together holding at least one-fourth of the outstanding shares entitled to vote thereat, constitute a quorum at such meeting.

Section 5 - Adjournment of Meeting

If less than a quorum is in attendance at any time for which a meeting is called, the meeting may be adjourned by a majority in interest of the shareholders present or represented and entitled to vote thereat.

Section 6 - Special Meeting:  How Called

Special Meetings of the shareholders for any purpose or purposes may be called in the manner set forth in the Restated Articles of Incorporation.



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Section 7 - Notice of Shareholders' Meetings

Written or printed notice, stating the place and time of any meeting, and, if a special meeting, the general nature of the business to be considered, shall be given to each shareholder entitled to vote thereat, at his last known address, at least ten days before the meeting.

Section 8 - Form of Proxies

Without limiting the manner in which a shareholder may authorize another person or persons to act for him as proxy, the following shall constitute a valid means by which a shareholder may grant such authority:

(a) A shareholder may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the shareholder or his or her authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(b) Any copy, facsimile telecommunication or other reliable reproduction of the writing created under subsection (a) of this section 8 may be substituted or used in place of the original writing for any and all purposes for which the original writing could be used, including filing with the secretary of the corporation at or before the meeting, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing.


                                   ARTICLE II

                                    Directors

Section 1 - Number of Directors

Subject to the provisions of the Restated Articles of Incorporation, as amended, the number of directors is twelve (12).

Section 2 - Place of Holding Meetings

Meetings of the directors, regular or special, may be held at any place, within or outside Louisiana, as the board may determine.

Section 3 - Meeting After Annual Meeting

A meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the directors, whether or not newly elected, in order legally to constitute the meeting, provided a quorum is present; or they may meet



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at such time and place as fixed by the consent in writing of all of the directors, or by notice given by the majority of the remaining directors. At such meeting, or at any subsequent meeting called for the purpose, the directors shall elect the officers of the corporation.

Section 4 - Regular Directors' Meeting

Any regular meeting of the directors may be held without notice, if a calendar of regular meeting dates including the date of such meeting has been established by the directors at least two weeks prior to such meeting, at the principal business office of the corporation or at any other location specified in such calendar of regular meeting dates. Any regular meeting of the directors may be held in the absence of establishment of such calendar of regular meeting dates, or at a location other than the principal business office of the corporation or location specified in such calendar, by the given notice as required for special directors' meetings. Any proposed agenda for such regular meetings shall not be exclusive of other matters properly brought before the meeting.

Section 5 - Special Directors' Meeting:  How Called

Special meetings of the directors may be called at any time by the board of directors or by the executive committee, if one be constituted, by the chairman of the board of directors, or by the president, or in writing, with or without a meeting, by a majority of the directors or of the members of the executive committee. Special meetings may be held at such place or places within or outside Louisiana as may be designated by the person or persons calling the meeting.

Section 6 - Notice of Special Directors' Meetings

Notice of the place and time of every special meeting of the board of directors (and of the first meeting of the newly-elected board, if held on notice) (i) if given by telephone or telegraph shall be delivered to each director at his residence or usual place of business at least 3 days before the date of the meeting, and (ii) if given by a means other than telephone or telegraph shall be sent to each director at his residence or usual place of business at least 5 days before the date of the meeting. Any proposed agenda or statement of purpose or purposes for a special meeting of directors shall not be exclusive of other matters properly brought before the meeting.

Section 7 - Quorum

At all meetings of the board, a majority of the directors in office constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, the articles of the bylaws. If a quorum is not present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. If a quorum be present, the directors present may continue to act by vote of a majority of a quorum until



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adjournment, notwithstanding the subsequent withdrawal of enough directors to leave less than a quorum or the refusal of any directors present to vote.

Section 8 - Remuneration to Directors

Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board, expenses of attendance, if any, and except as to salaried officers or employees of the corporation or an affiliated company, a fixed fee for the performance of their duties as directors, as may be determined from time to time by resolution of the Board, may be allowed to directors, but this Section does not preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 9 - Powers of Directors

The board of directors has the management of the business of the corporation, and subject to any restrictions imposed by law, the articles or these bylaws, may exercise all the powers of the corporation. Without prejudice to such general powers, the directors have the following specific powers:

(a) From time to time, to devolve the powers and duties of any officer upon any other person for the time being.

(b) To confer upon any officer the power to appoint, remove and suspend, and fix and change the compensation of, subordinated officers, agents and factors.

(c) To determine who shall be entitled to vote, or to assign and transfer any shares of stock, bonds, debentures or other securities of other corporations held by this corporation.

(d) To delegate any of the powers of the board to any standing or special committee or to any officer or agent (with power to sub-delegate) upon such terms as they deem fit.

Section 10 - Resignations

The resignation of a director shall take effect on receipt thereof by the president or secretary, or on any later, date, not more than thirty days after such receipt, specified therein.

Section 11 - Term of Office

Each director of the corporation shall hold office for the full term of office to whom he shall have been elected and until his successor shall have been elected and shall qualify, or until his death, resignation or removal. The Board of Directors may remove a director and declare vacant the office of such director who:



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(a)      has been interdicted or adjudicated an incompetent,

(b) has become incapacitated by illness or other infirmity so that, in the sole opinion of the Board of Directors, he is unable to perform his duties for a period of six months or longer, or

(c) has ceased at any time to have the qualifications required by law, the Restated Articles of Incorporation or these Bylaws.

The remaining directors may fill any vacancy on the Board of Directors for an unexpired term (including any vacancy resulting from an increase in the authorized number of directors, or from the failure of the shareholders to elect the full number of authorized directors).

Section 12 - Participation in Meetings

Directors may participate in and be present at any meeting of the board by means of conference telephone or similar communications equipment if all persons participating in such meeting can hear and communicate with each other.

Section 13 - Chairman of the Board

The board of directors shall elect one of its members to be chairman of the board, to serve in such capacity at the pleasure of the board. In his capacity as chairman of the board, he shall not be an officer of the corporation. The chairman of the board shall preside at meetings of the board of directors and shareholders and perform such other duties as from time to time may be assigned to him by the board.

Section 14 - Vice Chairman of the Board

The board of directors may elect one of its members to be vice chairman of the board to serve in such capacity at the pleasure of the board. In his capacity as vice chairman of the board, he shall not be an officer of the corporation. In the absence of the chairman of the board, the vice chairman of the board shall preside at meetings of the board of directors and shareholders and perform such other duties as from time to time may be assigned to him by the board.

Section 15 - Qualifications for Office

(a) No person shall be eligible for election or reelection as a director after having attained the age of seventy prior to or on the day of election or reelection. A director who attains the age of seventy during his or her term of office shall be eligible to serve only until the annual meeting of shareholders of the corporation next following such director's seventieth birthday, at which meeting the shareholders of the corporation shall elect such director's successor in accordance with Article I of these bylaws.



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(b)      To be eligible for nomination or election or to continue to hold office as a director, a person must during each immediately preceding 12 month period during his term of office have attended at least two-thirds of the aggregate number of meetings of the Board of Directors and Committees of which he was a member, unless the failure to attend resulted from illness or other reason determined by the Board of Directors to excuse the failure to attend. A director who ceases to meet this attendance qualification shall continue in office until the expiration of his then current term or unless his office is declared vacant by the Board of Directors under the preceding Section 11.


                                   ARTICLE III

                                   Committees

Section 1 - Executive Committee

The board may appoint an executive committee, which, when the board is not in session, to the full extent of the powers of the board shall have and may exercise the powers of the board in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to documents, provided that the executive committee shall not have the power to make or alter bylaws, fill vacancies on the board or the executive committee, or change the membership of the executive committee.

Section 2 - Minutes of Meeting of Committees

Any committees designated by the board shall keep regular minutes of their proceedings, and shall report the same to the board when required, but no approval by the board of any action properly taken by a committee shall be required.

Section 3 - Procedure

If the Board fails to designate the chairman of a committee, the Chairman of the Board, if a member, shall be Chairman. Each committee shall meet at such times as it shall determine, and at any time on call of the chairman. A majority of a committee constitutes a quorum, and the committee may take action by vote of a majority of the members present at any meeting at which there is a quorum. The Board has power to change the members of any committee at any time, to fill vacancies, and to discharge any committee at any time.

Section 4 - Participation in Meetings

Members of a committee may participate in and be present at any meeting of the committee by means of conference telephone or similar communications equipment if all person participating in such meeting can hear and communicate with each other.



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                                   ARTICLE IV

                                    Officers

Section 1 - Titles

The officers of the corporation shall be a president, one or more vice-presidents, a treasurer, a secretary and such other officers, including a chief executive officer and chief operating officer, as may, from time to time, be elected or appointed by the board or appointed by the president. Any two offices may be combined in the same person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers. No officer need be a director.

Section 2 - President

The president shall be the chief executive officer of the corporation. Subject to the direction of the board of directors, he shall have the responsibility for the management and control of the business and affairs of the corporation; he shall see that all orders and resolutions of the board are carried into effect and direct the other officers in the performance of their duties; and he shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are assigned to him by the board of directors. In the absence of the chairman of the board and the vice chairman of the board, he shall preside at shareholders' meetings and at directors' meetings.

Section 3 - Vice Presidents

Each vice president shall have such powers, and shall perform such duties, as shall be assigned to him by the directors, by the chairman of the board, or by the president, and, in the order determined by the board, shall, in the absence or disability of the chairman and president, perform their duties and exercise their powers.

Section 4 - Treasurer

The treasurer has custody of all funds, securities, evidences of indebtedness and other valuable documents of the corporation. He shall receive and give, or cause to be given, receipts and acquittances of moneys paid in on account of the corporation, and shall pay out of the funds on hand all just debts of the corporation of whatever nature, when due. He shall enter, or cause to be entered, in books of the corporation to be kept for that purpose, full and accurate accounts of all moneys received and paid out on account of the corporation, and, whenever required by the president or the directors, he shall render a statement of his accounts. He shall keep or cause to be kept such books as will show a true record of the expenses, gains, losses, assets and liabilities of the corporation; and he shall perform all of the other duties incident to the office of treasurer. If required by the board, he shall give the corporation a bond for the faithful discharge of his duties and for restoration to the corporation, upon termination of his tenure, of all property of the corporation under his control.



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Section 5 - Secretary

The secretary shall give, or cause to be given, notice of all meetings of shareholders, directors and committees, and all other notices required by law or by these bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by the shareholders or directors upon whose request the meeting is called as provided in these bylaws. He shall record all of the proceedings of the meetings of the shareholders, of the directors, and of committees in a book to be kept for that purpose. Except as otherwise determined by the directors, he has charge of the original stock books, transfer books and stock ledgers, and shall act as transfer agent in respect of the stock and other securities issued by the corporation. He has custody of the seal of the corporation, and shall affix it to all instruments requiring it; and he shall perform such other duties as may be assigned to him by the directors, the chairman of the board of directors, or the president.

Section 6 - Assistants

Assistant secretaries or treasurers shall have such duties as may be assigned to them by the directors, by the chairman of the board, or by the president, and as may be delegated to them by the secretary and treasurer respectively.


                                    ARTICLE V

                                  Capital Stock

Section 1 - Certificates of Stock

Certificates of Stock, numbered and with the seal of the corporation affixed or imprinted, signed by the Chairman of the Board of Directors, or the President or Vice President, and the Treasurer or Secretary, shall be issued to each shareholder, certifying the number of shares owned by him in the corporation. Where such certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile.

Section 2 - Lost Certificates

A new certificate of stock may be issued in place of any certificate theretofore issued by the corporation, alleged to have been lost, stolen, mutilated or destroyed or mailed and not received, and the directors may in their discretion require the owner of the replaced certificate to give the corporation a bond, unlimited as to stated amount, to indemnify the corporation against any claim which may be made against it on account of the replacement of the certificate or any payment made or other action taken in respect thereof.



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Section 3 - Transfer of Shares

Shares of stock of the corporation are transferrable only on its books, by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer, the old certificate shall be surrendered to the person in charge of the stock transfer records, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever a transfer is made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. The board may make regulations concerning the transfer of shares, and may in their discretion authorize the transfer of shares from the names of deceased persons whose estates are not administered, upon receipt of such indemnity as they may require.

Section 4 - Record Dates

The board may fix a record date for determining shareholders of record for any purpose, such date to be not more than sixty days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than ten days, prior to the date of the action for which the date is fixed.

Section 5 - Transfer Agents, Registrars

The board may appoint and remove one or more transfer agents and registrars for any stock. If such appointments are made, the transfer agents shall effect original issuances of stock certificate and transfers of shares, record and advise the corporation and one another of such issuances and transfers, countersign and deliver stock certificates, and keep the stock, transfer and other pertinent records; and the registrars shall prevent over-issues by registering and countersigning all stock certificates issued. A transfer agent and registrar may be identical.


                                   ARTICLE VI

                            Miscellaneous Provisions

Section 1 - Corporation Seal

The Corporate seal is circular in form, and contains the name of the corporation and the words "SEAL, LOUISIANA". The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

Section 2 - Checks, Drafts, Notes

All checks, drafts, other orders for the payment of money, and notes or other evidences of indebtedness, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall, from time to time, be determined by the board.



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Section 3 - Fiscal Year

The fiscal year of the corporation begins on January 1.

Section 4 - Notice

Whenever any notice is required by these bylaws to be given, personal notice is not meant unless expressly so stated; any notice is sufficient if given by depositing the same in a mail receptacle in a sealed post-paid envelope addressed to the person entitled thereto at his last known address as it appears on the records of the corporation; and such notice is deemed to have been given on the day of such mailing.

Section 5 - Waiver of Notice

Whenever any notice of the time, place or purpose of any meeting of shareholders, directors or committee is required by law, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting before or after the holding thereof, or actual attendance at the meeting of shareholders in person or by proxy or at the meeting of directors or committee in person, is equivalent to the giving of such notice except as otherwise provided by law.

Section 6 - Indemnification and Insurance.

         (a) Except as prohibited by law as the same exists or may hereafter be amended (but, in the case of any amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), the corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the corporation) (hereinafter a "Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (c) of this Bylaw, the corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors. The



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right to indemnification conferred in this Bylaw shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the corporation as authorized in this Bylaw or otherwise, such advances to be paid by the corporation within 20 days after the receipt by the corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time.

         (b) To obtain indemnification under this Bylaw, a claimant shall submit to the corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (i) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (ii) if no request is made by the claimant for a determination by Independent Counsel, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (C) if a quorum of Disinterested Directors so directs, by the shareholders of the corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a Change in Control in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

         (c) If a claim under paragraph (a) of this Bylaw is not paid in full by the corporation within 30 days after a written claim pursuant to paragraph (b) of this Bylaw has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standard of conduct (limited only by the last clause of Section 83E of the Louisiana Business Corporation Law) which makes it permissible under Louisiana Law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, Independent Counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth under Louisiana Law, nor an actual determination by the



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corporation (including its Board of Directors, Independent Counsel or shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (d) If a determination shall have been made pursuant to paragraph (b) of this Bylaw that the claimant is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this Bylaw.

         (e) The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this Bylaw that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this Bylaw.

         (f) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles Of Incorporation, Bylaws, agreement, vote of shareholders or Disinterested Directors or otherwise. No repeal or modification of this Bylaw shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

         (g) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Louisiana Law. To the extent that the corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (h) of this Bylaw, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

         (h) The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

         (i) If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each



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such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         (j)      For purposes of this Bylaw:

                  (1) A "Change in Control" shall be conclusively deemed to have occurred if (and only if) any of the following shall have taken place: (i) a change in control is reported by the corporation in response to either Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or Item 1 of Form 8-K promulgated under the Exchange Act; (ii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the corporation representing forty percent or more of the combined voting power of the corporation's then outstanding securities; or (iii) following the election or removal of directors, a majority of the Board of Directors consists of individuals who were not members of the Board of Directors two years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.

                  (2) "Disinterested Director" means a director of the corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

                  (3) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant's rights under this Bylaw.

         (k) Any notice, request or other communication required or permitted to be given to the corporation under this Bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the corporation and shall be effective only upon receipt by the Secretary.

Section 7 - Redemption of Control Shares

         In accordance with Section 140.1 of the Louisiana Business Corporation Law, the Company may redeem any or all control shares acquired in a control share acquisition with respect to which either:
         (a) no acquiring person statement has been filed with the Company in accordance with Section 137 of the Louisiana Business Corporation Law; or



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         (b) the control shares are not accorded full voting rights by the shareholders of the Company as provided in Section 140 of the Louisiana Business Corporation Law.

A redemption pursuant to subparagraph (a) hereof may be made at any time during the period ending sixty (60) days after the last acquisition of control shares by an acquiring person. A redemption pursuant to subparagraph (b) hereof may be made at any time during the period ending two (2) years after the shareholder vote with respect to the voting rights of such control shares. Any redemption pursuant to this Paragraph shall be made at the fair value of the control shares and pursuant to such procedures as may be adopted by resolution of the Board of Directors of the Company.


                                   ARTICLE VII

                                   Amendments

         The Board of Directors is expressly authorized to make, alter or repeal the bylaws of the corporation by the affirmative vote of 80% of the entire Board of Directors. Such bylaws may be adopted, amended or repealed by the affirmative vote of the holders of 80% of the corporation's stock outstanding and entitled to vote at the meeting at which any bylaw is adopted, amended or repealed.


                                  ARTICLE VIII

                            La. R.S. 12:132 et. seq.

                  Any business combination (as that term is defined in Section 132 of the Louisiana Business Corporation Law ("LBCL") (La. R.S. 12:132)) involving the corporation shall be subject to the restrictions and other provisions of Section 133 of the LBCL (La. R.S. 12:133) and the related provisions of Sections 132 and 134 of the LBCL (La. R.S. 12:132 and 134), notwithstanding that the corporation may have had on January 1, 1985, an interested shareholder (as that term is defined in Section 132 of the LBCL (La. R.S. 12:132)), and any such business combination shall be made only if it does not violate the terms and provisions of Sections 132, 133 and 134 of the LBCL; provided, however, that nothing contained herein shall prevent the board of directors of the corporation from making any election or granting any exemption permitted under the provisions of Sections 132 through 134 of the LBCL, including exempting by resolution one or more business combinations specifically, generally or generally by type, from the requirements of Section 133 of the LBCL as is permitted under Section 134C(1).


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